REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of January 27, 2010, by and among Berliner Communications, Inc., a Delaware corporation (the “Company”), and each of the Company’s stockholders listed on the Schedule of Stockholders attached hereto (the “Stockholders”).

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of the date hereof, by and among the Company, BCI East, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, Unitek Holdings, Inc., a Delaware corporation, Rich Berliner (solely in his capacity as Parent Representative) and HM Capital Partners, LLC (solely in its capacity as Company Representative) (the “Merger Agreement”), the Stockholders have the right to receive shares of Common Stock and Preferred Stock and the Company has agreed to provide the registration rights set forth in this Agreement in connection with the consummation of the transactions described in the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1.             Definitions.  Unless otherwise set forth below or elsewhere in this Agreement, other capitalized terms contained herein have the meanings set forth in the Merger Agreement, a copy of which has been provided to and reviewed by the Stockholders.

“Affiliate” of any Person means any other Person controlled by, controlling or under common control with such Person; provided that the Company and its Subsidiaries shall not be deemed to be Affiliates of any holder of Registrable Securities.  As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise).  With respect to any Person who is an individual, “Affiliates” shall also include, without limitation, any member of such individual’s Family Group.

“Agreement” has the meaning set forth in the recitals.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock of such corporation (whether voting or nonvoting and whether common or preferred) and (ii) with respect to any Person that is not a corporation, individual or governmental entity, any and all partnership, membership, limited liability company or other equity interests of such Person that confer on the holder thereof the right to receive a share of the profits and losses of, or the distribution of assets of, the issuing Person, including in each case any and all warrants, rights (including conversion and exchange rights) and options to purchase any of the foregoing.

“Common Stock” means the Company’s common stock, par value $.00002 per share, and any Capital Stock into which such Common Stock may hereafter be converted, changed or reclassified.

“Company” has the meaning set forth in the preamble.

“Demand Registrations” has the meaning set forth in Section 2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“Family Group” means, with respect to a Person who is an individual, (i) such individual’s spouse and descendants (whether natural or adopted) (collectively, for purposes of this definition, “relatives”), (ii) such individual’s executor or personal representative, (iii) any trust, the trustee of which is such individual or such individual’s executor or personal representative and which at all times is and remains solely for the benefit of such individual and/or such individual’s relatives, (iv) any corporation, limited partnership, limited liability company or other tax flow-through entity the governing instruments of which provide that such individual or such individual’s executor or personal representative shall have the exclusive, nontransferable power to direct the management and policies of such entity and of which the sole owners of stock, partnership interests, membership interests or any other equity interests are limited to such individual, such individual’s relatives and/or the trusts described in clause (iii) above, and (v) any retirement plan for such individual.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.

“Holdback Extension” has the meaning set forth in Section 4(b).

“Holdback Period” has the meaning set forth in Section 4(a).

“Indemnified Parties” has the meaning set forth in Section 7(a).

“Long-Form Registrations” has the meaning set forth in Section 2(a).

“Merger Agreement” has the meaning set forth in the recitals.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Piggyback Registrations” has the meaning set forth in Section 3(a).

“Preferred Stock” means the Company’s preferred stock, par value $.00002 per share, and any designated series thereof, including, without limitation, the Series A Preferred and Series B Preferred, and any Capital Stock into which any such Preferred Stock may hereafter be converted, changed or reclassified.

“Public Offering” means any sale or distribution by the Company and/or holders of Registrable Securities to the public of Common Stock pursuant to an offering registered under the Securities Act.

“Registrable Securities” means any Common Stock (including any Common Stock issued upon the conversion of the Series A Preferred or the Series B Preferred issued pursuant to the Merger Agreement).  As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been (a) sold or distributed pursuant to a Public Offering, (b) sold in compliance with Rule 144 or (c) repurchased by the Company or a Subsidiary of the Company.  For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire, directly or indirectly, such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder; provided that a holder of Registrable Securities may only request that Registrable Securities in the form of Common Stock be registered pursuant to and in accordance with this Agreement.

“Rule 144”, “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the SEC, as the same shall be amended from time to time, or any successor rule then in force.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“Series A Preferred” means the Company’s Series A Convertible Preferred Stock, par value $0.00002 per share, and any Capital Stock into which any such Preferred Stock may hereafter be converted, changed or reclassified.

“Series B Preferred” means the Company’s Series B Convertible Preferred Stock, par value $0.00002 per share, and any Capital Stock into which any such Preferred Stock may hereafter be converted, changed or reclassified.

“Shelf Registration” has the meaning set forth in Section 2(c).

“Short-Form Registrations” has the meaning set forth in Section 2(a).

“Stockholders” has the meaning set forth in the recitals.

“Subsidiary” means, with respect to the Company, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

“Violation” has the meaning set forth in Section 7(a).

Section 2.             Demand Registrations.

(a)           Requests for Registration.  Subject to the terms and conditions of this Agreement and any restriction or limitation of the SEC or any rule or regulation promulgated by the SEC, at any time after the six-month anniversary of the date hereof, the holders of at least a majority of the Registrable Securities may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration (“Long-Form Registrations”), or on Form S-3 (including pursuant to Rule 415) or any similar short form registration (“Short-Form Registrations”) if available. All registrations requested pursuant to this Section 2(a) are referred to herein as “Demand Registrations”.  Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the intended method of distribution.  Within ten days after receipt of any such request, the Company shall give written notice of the Demand Registration to all other holders of Registrable Securities and, subject to the terms of Section 2(d), shall include in such Demand Registration (and in all related registrations and qualifications under state blue sky laws and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company’s notice.

(b)           Long-Form Registrations.  The holders of Registrable Securities shall be entitled to request two Long-Form Registrations; provided that the aggregate offering value of the Registrable Securities requested to be registered in any Long-Form Registration must equal at least $10,000,000.  A registration shall not count as one of the permitted Long-Form Registrations until it has become effective and remains effective in accordance with the terms of this Agreement.  All Long-Form Registrations shall be underwritten registrations unless otherwise approved by the holders of a majority of the Registrable Securities requesting registration.

(c)           Short-Form Registrations.  In addition to the Long-Form Registrations provided pursuant to Section 2(b), the holders of Registrable Securities shall be entitled to request an unlimited number of Short-Form Registrations; provided that the aggregate offering value of the Registrable Securities requested to be registered in any Short-Form Registration must equal at least $5,000,000.  Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form and if the managing underwriters (if any) agree to the use of a Short-Form Registration.  If the holders of a majority of the Registrable Securities request that a Short Form Registration be filed pursuant to Rule 415 (a “Shelf Registration”) and the Company is qualified to do so, the Company shall use its commercially reasonable efforts to cause the Shelf Registration to be declared effective under the Securities Act as soon as practicable after filing.

(d)           Priority on Demand Registrations.  The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of at least a majority of the Registrable Securities included in such registration.  If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company shall include in such registration prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included which, in the opinion of such underwriters, can be sold, without any such adverse effect, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder.

(e)           Restrictions on Demand Registrations.  The Company shall not be obligated to effect any Demand Registration within 90 days after the effective date of a previous Demand Registration or other registration in which Registrable Securities were included.  The Company may postpone, for up to 90 days from the date of the request, the filing or the effectiveness of a registration statement for a Demand Registration if the Company’s board of directors determines in its reasonable good faith judgment that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any Subsidiary to engage in any material acquisition of assets or stock (other than in the ordinary course of business) or any material merger, consolidation, tender offer, recapitalization, reorganization or similar transaction or would require the Company to disclose any material nonpublic information which would reasonably be likely to be materially detrimental to the Company and its Subsidiaries; provided that in such event, the holders of Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request, and if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder.  The Company may postpone the filing or the effectiveness of a particular registration statement pursuant to this Section 2(e) only once in any twelve-month period.

(f)           Selection of Underwriters. The holders of at least a majority of the Registrable Securities shall have the right to select the investment banker(s) and manager(s) to administer any underwritten Demand Registration, subject to the approval of the Company, which approval shall not be unreasonably withheld, conditioned or delayed.

Section 3.             Piggyback Registrations.

(a)           Right to Piggyback.  Whenever the Company proposes to register any of its securities under the Securities Act (other than (i) pursuant to a Demand Registration or (ii) in connection with registrations on Form S-4 or S-8 promulgated by the SEC or any successor or similar forms) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such Piggyback Registration and, subject to the terms of Section 3(b) and Section 3(c), shall include in such Piggyback Registration (and in all related registrations or qualifications under blue sky laws and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after delivery of the Company’s notice.

(b)           Priority on Primary Registrations.  If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder, and (iii) third, other securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect.

(c)           Priority on Secondary Registrations.  If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration which, in the opinion of the underwriters, can be sold without any such adverse effect, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder which, in the opinion of the underwriters, can be sold without any such adverse effect, and (iii) third, other securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect.

(d)           Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3 whether or not any holder of Registrable Securities has elected to include securities in such registration.

Section 4.             Holdback Agreements.  If requested by the Company, each holder of Registrable Securities participating in a Demand Registration or a Piggyback Registration shall enter into lock-up agreements with the managing underwriter(s) of an underwritten Public Offering in such form as agreed to by the holders of a majority of the Registrable Securities participating in such Public Offering.  In the absence of any such lock-up agreement, each holder of Registrable Securities participating in a Demand Registration or a Piggyback Registration agrees as follows:

(a)           in connection with all Public Offerings, such holder shall not effect any Sale Transaction from the date on which the Company gives notice to the holders of Registrable Securities of the circulation of a preliminary or final prospectus for such Public Offering to the date that is 90 days following the date of the final prospectus for such Public Offering (a “Holdback Period”), unless, if an underwritten Public Offering, the underwriters managing such Public Offering otherwise agree in writing; and

(b)           in the event that (i) the Company issues an earnings release or discloses other material information or a material event relating to the Company and its Subsidiaries occurs during the last 17 days of any Holdback Period or (ii) prior to the expiration of any Holdback Period, the Company announces that it will release earnings results during the 16-day period beginning upon the expiration of such period, then to the extent necessary for a managing or co-managing underwriter of a registered offering hereunder to comply with FINRA Rule 2711(f)(4) (or any successor rule), the Holdback Period shall be extended until 18 days after the earnings release or disclosure of other material information or the occurrence of the material event, as the case may be (a “Holdback Extension”).

The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the restrictions set forth in this Section 4 until the end of such period, including any Holdback Extension.

Section 5.             Registration Procedures.

(a)           Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as reasonably practicable:

(i)           in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder, prepare and file with the SEC a registration statement, and all amendments and supplements thereto and related prospectuses, with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective;

(ii)          notify each holder of Registrable Securities of (A) the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose, (B) the receipt by the Company or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (C) the effectiveness of each registration statement filed hereunder;

(iii)         prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period ending when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement (but not in any event before the expiration of any longer period required under the Securities Act or, if such registration statement relates to an underwritten Public Offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sale of Registrable Securities by an underwriter or dealer) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(iv)        furnish to each seller of Registrable Securities thereunder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), each Free Writing Prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(v)         use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (B) consent to general service of process in any such jurisdiction or (C) subject itself to taxation in any such jurisdiction);

(vi)        notify each seller of such Registrable Securities (A) promptly after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (B) promptly after receipt thereof, of any request by the SEC for the amendment or supplementing of such registration statement or prospectus or for additional information, and (C) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided, that at any time, upon written notice to the participating holders of Registrable Securities, the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the holders of Registrable Securities hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during such delay) if the Company reasonably believes that there is or may be in existence material nonpublic information or events involving the Company, the failure of which to be disclosed in the prospectus included in the registration statement could result in a Violation;

(vii)       use commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, if any;

(viii)      use commercially reasonable efforts to provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(ix)         enter into and perform such customary agreements (including underwriting agreements in customary form) as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities; and

(x)          in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or the issuance of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction, use commercially reasonable efforts promptly to obtain the withdrawal of such order.

(b)           If so directed by the Company, all holders of Registrable Securities registering shares under such registration statement shall (i) not offer to sell any Registrable Securities pursuant to the registration statement during the period in which the delay or suspension is in effect after receiving notice of such delay or suspension and (ii) use their commercially reasonable efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

Section 6.             Registration Expenses.

(a)           The Company’s Obligation.  All expenses incident to the Company’s performance of or compliance with this Agreement (including, without limitation, all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, fees and disbursements of counsel for the Company and the reasonable fees of one separate counsel for the holders of the Registrable Securities included in the registration (chosen by the holders of a majority of such Registrable Securities), and fees and disbursements of all independent certified public accountants, underwriters (excluding underwriting discounts and commissions) and other Persons retained by the Company), shall be borne by the Company.  Each holder of Registrable Securities that sells securities pursuant to a Demand Registration or Piggyback Registration hereunder shall bear and pay any underwriting discounts and commissions applicable to the securities sold for such holder’s account.

Section 7.             Indemnification and Contribution.

(a)           By the Company.  The Company shall indemnify and hold harmless, to the extent permitted by law, each holder of Registrable Securities, such holder’s officers, directors, managers, partners, employees, agents and representatives, and each Person who controls such holder (within the meaning of the Securities Act) (the “Indemnified Parties”) against all losses, claims, actions, damages, liabilities and expenses (including with respect to actions or proceedings, whether commenced or threatened, and including reasonable attorney fees and expenses) caused by, resulting from, arising out of, based upon or related to any of the following statements, omissions or violations (each a “Violation”) by the Company: (i) any untrue or alleged untrue statement of material fact contained in (A) any registration statement, prospectus, preliminary prospectus or Free-Writing Prospectus, or any amendment thereof or supplement thereto or (B) any application or other document or communication (in this Section 7, collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the securities laws thereof, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance.  In addition, the Company will reimburse such Indemnified Party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such losses.  Notwithstanding the foregoing, the Company shall not be liable in any such case to the extent that any such losses result from, arise out of, are based upon, or relate to an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus, preliminary prospectus or Free-Writing Prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished in writing to the Company by such Indemnified Party expressly stated for use therein or by such Indemnified Party’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Indemnified Party with a sufficient number of copies of the same.

(b)           By Each Security Holder.  In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use and as required in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its officers, directors, employees, agents and representatives, and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder and expressly stated for use therein; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

(c)           Claim Procedure.  Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall impair any Person’s right to indemnification hereunder only to the extent such failure has prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed).  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicted indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the registration if such holders are indemnified parties, at the expense of the indemnifying party.

(d)           Contribution.  If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to, or is insufficient to hold harmless, an indemnified party or is otherwise unenforceable with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of Registrable Securities, to an amount equal to the net amount of proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties hereto agree that it would not be just or equitable if the contribution pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account such equitable considerations.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to herein shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject hereof.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e)           Release.  No indemnifying party shall, except with the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(f)           Non-Exclusive Remedy; Survival.  The indemnification and contribution provided for under this Agreement shall be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract and shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of Registrable Securities and the termination or expiration of this Agreement.

Section 8.             Underwritten Registrations.

(a)           Participation.  No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to any over-allotment or “green shoe” option requested by the underwriters; provided that no holder of Registrable Securities shall be required to sell more than the number of Registrable Securities such holder has requested to include) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.  Each holder of Registrable Securities shall execute and deliver such other agreements as may be reasonably requested by the Company and the lead managing underwriter(s) that are consistent with such holder’s obligations under Section 4, Section 5 and this Section 8(a) or that are necessary to give further effect thereto.

(b)           Suspended Distributions.  Each Person that is participating in any registration under this Agreement, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(a)(vi), shall immediately discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by Section 5(a)(vi). In the event the Company has given any such notice, the applicable time period set forth in Section 5(a)(iii) during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 8(b) to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 5(a)(vi).

Section 9.             General Provisions.

(a)           Amendments and Waivers.  Except as otherwise provided herein, the provisions of this Agreement may be amended, modified or waived only with the prior written consent of the Company and holders of at least a majority of the Registrable Securities.  No failure or delay by any party in exercising any right, power or privilege hereunder shall act as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

(b)           Specific Performance.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement, and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.  The equitable remedies described in this Section 9(b) shall be in addition to, and not in lieu of, any other remedies at law or in equity that the parties to this Agreement are permitted to elect to pursue in accordance with this Agreement.

(c)           Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  Upon such determination that any term or other provision is prohibited or invalid under applicable law, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

(d)           Complete Agreement.  Except as otherwise provided herein, this Agreement contains the complete agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, between the parties hereto that may have related to the subject matter hereof in any way.

(e)           Successors and Assigns.  Except as otherwise provided herein, this Agreement shall bind and inure to the benefit and be enforceable by the Company and its successors and assigns and the holders of Registrable Securities and their respective successors and permitted assigns (whether so expressed or not).

(f)           Notices.  Any notice, demands or other communication provided for herein or given hereunder to a party hereto must be in writing, and shall be deemed to have been given (i) when personally delivered or delivered by facsimile transmission with confirmation of delivery, (ii) one Business Day after deposit with Federal Express or similar overnight courier service, or (iii) three Business Days after being mailed by registered, certified or first class mail, return receipt requested.  Such notices, demands and other communications shall be sent to the Company at the address specified below and to any holder of Registrable Securities or to any other party subject to this Agreement at such address as indicated on the Schedule of Stockholders hereto, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.  Any party may change its address for receipt of notice by providing sending prior written notice of the change to the sending party.  The Company’s address is:

If to the Company:

Berliner Communications, Inc.
18-01 Pollitt Drive
Fair Lawn, New Jersey 07410
Attn: General Counsel
Facsimile: (201) 794-8974

with a copy to:

HM Capital Partners LLC
200 Crescent Court, Suite 1600
Dallas, Texas 75201
Attn:  Peter Brodsky
Facsimile:  (214) 720-7888

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

(g)           Business Days.  If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company’s chief executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

(h)           Governing Law.  THE PROVISIONS OF THIS AGREEMENT AND ALL OF THE DOCUMENTS DELIVERED PURSUANT HERETO, THEIR EXECUTION, PERFORMANCE OR NONPERFORMANCE, INTERPRETATION, TERMINATION, CONSTRUCTION AND ALL MATTERS BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT (WHETHER IN EQUITY, LAW OR STATUTE) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS, BOTH PROCEDURAL AND SUBSTANTIVE, OF THE STATE OF DELAWARE WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISIONS THAT IF APPLIED MIGHT REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(i)           Waiver of Jury Trial.  EACH PARTY HEREBY EXPRESSLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION BROUGHT BY OR AGAINST IT ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(j)           Venue and Jurisdiction.  ANY ACTION, CLAIM, SUIT OR PROCEEDING RELATING TO THIS AGREEMENT OR THE ENFORCEMENT OF ANY PROVISION OF THIS AGREEMENT SHALL BE BROUGHT IN THE STATE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR IN ANY OTHER COURT OF COMPETENT JURISDICTION IF SUCH STATE OR FEDERAL COURTS IN NEW YORK DO NOT HAVE JURISDICTION OVER SUCH MATTER, WITHOUT BOND OR OTHER SECURITY BEING REQUIRED.  EACH OF THE PARTIES HERETO HEREBY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK, IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION MAY BE HEARD AND DETERMINED IN ANY SUCH COURT.  EACH PARTY HERETO ALSO AGREES NOT TO BRING ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY OTHER COURT.  EACH OF THE PARTIES HERETO WAIVES ANY DEFENSE OF INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION SO BROUGHT AND WAIVES ANY BOND, SURETY, OR OTHER SECURITY THAT MIGHT BE REQUIRED OF ANY OTHER PARTY WITH RESPECT THERETO.

(k)           Descriptive Headings; Interpretation.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.  The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

(l)           No Strict Construction.  The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

(m)          Counterparts.  This Agreement may be executed in two or more counterparts (any of which may be delivered by facsimile or other electronic transmission followed promptly by an executed original), each of which will be deemed an original, but all of which together will constitute one and the same instrument.  Any signature page delivered by facsimile or electronic image transmission shall be binding to the same extent as an original signature page.

(n)           Further Assurances.  In connection with this Agreement and the transactions contemplated hereby, each holder of Registrable Securities shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and the transactions contemplated hereby.

(o)           No Inconsistent Agreements.  The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

(p)           Effective Date.  After this Agreement is executed and delivered by all of the parties hereto, this Agreement shall become effective only upon the issuance of the Common Stock and Preferred Stock upon consummation of the closing under the Merger Agreement.  However, prior thereto, this Agreement shall terminate and become null and void automatically without any further action by any of the parties hereto immediately upon the termination of the Merger Agreement pursuant to its terms.

(q)           Restrictions on Transfer.  Notwithstanding anything to the contrary contained herein, prior to transferring any Registrable Securities to any Person (including, without limitation, by operation of law), the transferring holder shall cause the prospective transferee to execute and deliver to the Company a joinder in the form of Exhibit A attached hereto (a “Joinder”) agreeing to be bound by the terms of this Agreement.  Any transfer or attempted transfer of any Registrable Securities in violation of any provision of this Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Registrable Securities as the owner thereof for any purpose.

*     *     *     *    *

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BERLINER COMMUNICATIONS, INC.

By:	/s/ Rich Berliner
Name:	Rich Berliner
Title:	President

[Signature Page to Registration Rights Agreement]

AMERICAN AIRLINES MASTER FIXED BENEFITS PENSION PLAN TRUST

By: State Street Bank & Trust Co., its Trustee

By:	/s/ Keith G. Maloney
Name:	Keith G. Maloney
Title:	Vice President

BOURDIGNY INVESTMENTS, S.A.

By:	/s/ Ian Buchanan
Name:	Ian Buchanan
Title:	Managing Director

CPC 2008 CO-INVESTMENT POOL LP

By:	CPC 2008 Co-investment Pool GP, LP, its
general partner

By:	CPC 2008 Co-invest LLC,
its general partner

By:	/s/ Michael T. Hearne
Name:	Michael T. Hearne
Title:	Senior Vice President

HM UNITEK COINVEST, LP

By:	Sector Performance LLC,
its general partner

By:	/s/ David W. Knickel
Name:	David W. Knickel
Title:	Vice President and Chief Financial Officer

[Signature Page to Registration Rights Agreement]

SECTOR PERFORMANCE FUND, LP

By:	Sector Performance GP, LP,
its general partner

By:	Sector Performance LLC,
its general partner

By:	/s/ David W. Knickel
Name:	David W. Kinckel
Title:	Vice President and Chief Financial Officer

SPF SBS LP

By:	Sector Performance LLC, its general partner

By:	/s/ David W. Knickel
Name:	David W. Knickel
Title:	Vice President and Chief Financial Officer

By:	/s/ Elizabeth Downey
Elizabeth Downey

By:	/s/ Robert F. Fabrizio
Robert F. Fabrizio

By:	/s/ Peter Giacalone
Peter Giacalone

By:	/s/ C. Scott Hiesy
C. Scott Hiesy

By:	/s/ Michael C. Hisey
Michael C. Hisey

[Signature Page to Registration Rights Agreement]

By:	/s/ Dean T. MacDonald
Dean T. MacDonald

By:	/s/ Lloyd S. Riddle III
Lloyd S. Riddle III

By:	/s/ Joel Rivas
Joel Rivas

By:	/s/ Norman Snell
Norman Snell

By:	/s/ Gregory K. Sudell
Gregory K. Sudell

By:	/s/ Albert Vagnozzi
Albert Vagnozzi

By:	/s/ Kenneth L. Wiltse
Kenneth L. Wiltse

By:	/s/ Daniel J. Yannantuono
Daniel J. Yannantuono

[Signature Page to Registration Rights Agreement]

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT JOINDER

The undersigned is executing and delivering this Registration Rights Agreement Joinder (this “Joinder”) pursuant to the Registration Rights Agreement, dated as of January 27, 2010 (as the same may hereafter be amended, the “Registration Rights Agreement”), by and among Berliner Communications, Inc., a Delaware corporation (the “Company”), and each of the Company’s stockholders signatories thereto.  Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Registration Rights Agreement.

By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Registration Rights Agreement as a holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned’s ____ shares of Common Stock shall be included as Registrable Securities under the Registration Rights Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the ___ day of ____________, 20__.

Signature of Stockholder

Printed Name of Stockholder

Address:

Agreed and Accepted as of

_____________________.

BERLINER COMMUNICATIONS, INC.

By:

Its:

A-1